SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 27, 2012

VERAMARK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1565 Jefferson Rd, Suite 120, Rochester, New York 14623

(Address of Principal Executive Offices including zip code)

(585) 381-6000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Anthony C. Mazzullo 2012 Bonus Compensation Plan

On August 27, 2012, the Compensation Committee of the Board of Directors of the Registrant and the Registrant’s President and Chief Executive Office, Anthony C. Mazzullo, executed an incentive plan for Anthony C. Mazzullo, whereby he earns a cash bonus and stock options, if Registrant achieves certain performance goals for its fiscal year ending December 31, 2012.

The material terms of the plan include:

•	Cash bonus amounts will be earned separately for each of three plan objectives relating to sales orders, revenues, and adjusted EBITDA.

•	No cash bonus will be earned for a category unless 70% of adjusted EBITDA is achieved, and 70% of the target for that category is achieved.

•	Cash bonus amounts will be earned pro-rata within each category, beginning at 70% of category target.

•	The maximum bonus payment under the plan is $165,000, and would only be earned if the Registrant were to achieve 170% of target in all three categories.

•	At 100% of target in all three categories, Mr. Mazzullo will be entitled to receive a cash bonus of $96,250, as follows:

•	Achievement of Plan Target Orders - $19,250

•	Achievement of Plan Target Revenue - $38,500

•	Achievement of Plan Target adjusted EBITDA - $38,500

•

50,000 stock options granted as part of Mr. Mazzullo’s 2011 employment agreement and vesting at the end of fiscal year 2012, would begin to be earned on a straight line pro-rata basis upon achievement of 70% of adjusted EBITDA, and will be fully earned upon achievement of 100% of adjusted EBITDA. Unearned stock options will not rollover.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1

Veramark Technologies, Inc. 2012 Incentive Compensation Plan for Anthony C. Mazzullo

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Rochester, New York on August 29, 2012

Veramark Technologies, Inc.

By:	/s/ Ronald C. Lundy
Ronald C. Lundy,
Senior Vice President of Finance and Chief Financial Officer